SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES AND EXCHANGE ACT of 1934

January 13, 2005

Date of Report (Date of earliest event reported)

ICON INCOME FUND TEN, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-50654	35-2193184
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 10th Floor

New York, New York 10011

(Address of principal executive offices)

(212) 418-4700

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ICON Income Fund Ten, LLC (the “Company”) hereby amends its Current Report on Form 8-K dated January 13, 2005 to provide the required pro forma financial statements of the Company relating to the acquisition by the Company of digital mini-labs subject to lease with the Rite Aid Corporation and to the purchase of phone systems subject to lease with CompUSA, Inc., as described in such Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The following financial statements of the Company are submitted at the end of this Form 8-K/A and are filed herewith and incorporated herein by reference.

(1)	Pro Forma Consolidated Balance Sheet as of September 30, 2004 (unaudited)
(2)	Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2004 (unaudited)
(3)	Notes to Pro Forma Consolidated Financial Statements September 30, 2004 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON Income Fund Ten, LLC

By: ICON Capital Corp., its Manager

Dated: February 18, 2005
	By:	/s/ Thomas W. Martin Thomas W. Martin
Executive Vice President

9.01(b).	PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma consolidated balance sheet and results of operations relate to the purchase of digital mini-labs subject to lease with the Rite Aid Corporation and to the purchase of phone systems subject to lease with CompUSA, Inc. The balance sheet is as of and for the nine months ended September 30, 2004 and assumes the acquisitions had occurred as of September 30, 2004. The consolidated results of operations are for the nine months ended September 30, 2004 and assume the acquisitions occurred at January 1, 2004. The pro forma information is for informational purposes only and may not necessarily reflect the results of operations had this equipment been purchased and leased as of January 1, 2004.

ICON Income Fund Ten, LLC purchased 101 Noritsu QSS digital mini-labs for $9,602,095 in cash with 35 months remaining on the lease to Rite Aid Corporation. The purchase price of the Mitel Networks 3340 Global Branch Office Solutions phone systems was $3,148,688 in cash with 48 months remaining on the lease to CompUSA, Inc.

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Pro Forma Consolidated Balance Sheet

September 30, 2004

(Unaudited)

		Pro Forma Adjustments
Assets	Historical	Rite Aid		CompUSA		Pro Forma

Cash and cash equivalents	$36,873,936	$(7,429,030)	(1,3)	$(2,573,206)	(4,6)	$26,871,700

Investments in operating leases:
Equipment, at cost	81,458,147	9,098,024	(1)	2,993,901	(4)	93,550,072
Accumulated depreciation	(4,109,572)	(1,753,652)	(2)	(434,825)	(5)	(6,298,049)
	77,348,575	7,344,372		2,559,076		87,252,023

Escrow deposits	976,000	-		-		976,000
Equipment held for sale or lease, net	503,108	-		-		503,108
Prepaid service fees, net	4,328,238	-		-		4,328,238
Due from affiliates	168,593	399,262	(1)	172,687	(4)	740,542
Investments in joint ventures	377,607	-		-		261,256
Other assets	132,482	128,774	(1)	-		377,607

Total assets	$120,708,539	$443,378		$158,557		$121,310,474

Liabilities and Members' Equity

Notes payable - non-recourse	$50,062,856	$-		$-		$50,062,856
Security deposits and other liabilities	570,604	23,965	(1)	17,900	(4)	612,469
Deferred rental income	1,226,528	-		-		1,226,528
Member refunds payable	45,000	-		-		45,000
Due to Manager and affiliates	151,909	-		-		151,909
Minority interest	1,304,679	-		-		1,304,679

Total liabilities	53,361,576	23,965		17,900		53,403,441

Members' equity	67,346,963	419,413		140,657		67,907,033

Total liabilities and members’ equity	$120,708,539	$443,378		$158,557		$121,310,474

See accompanying notes to consolidated financial statements.

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2004

(Unaudited)

		Pro Forma Adjustments
	Historical	Rite Aid		CompUSA		Pro Forma
Revenues:
Rental income	$6,520,570	$2,173,065	(3)	$575,482	(6)	$9,269,117
Net gain on sale of equipment	18,893	-		-		18,893
Income from investment in joint venture	3,275	-		-		3,275

Total revenues	6,542,738	2,173,065		575,482		9,291,285

Expenses:
Depreciation expense	5,383,047	1,753,652	(2)	434,825	(5)	7,571,524
Amortization of prepaid service fees	968,844	-		-		968,844
Interest	886,008	-		-		886,008
Management fees - Manager	460,101	-		-		460,101
Administrative expense
reimbursements - Manager	850,571	-		-		850,571
General and administrative	98,124	-		-		98,124
Minority interest	28,186	-		-		28,186

Total expenses	8,674,881	1,753,652		434,825		10,863,358

Net loss	$(2,132,143)	$419,413		$140,657		$(1,572,073)

See accompanying notes to consolidated financial statements.

ICON Income Fund Ten, LLC

(A Delaware Limited Liability Company)

Notes to Pro Forma Consolidated Financial Statements

September 30, 2004

(Unaudited)

Note 1 - The pro forma adjustments relating to the purchase of the mini-labs to the consolidated balance sheet and results of operations as of and for the nine months ended September 30, 2004 are as follows:

(1)	Record acquisition of mini-labs for cash
(2)	To record depreciation expense
(3)	To record rental income

Note 2- The pro forma adjustments relating to the purchase of the phone system to the consolidated balance sheet and results of operations as of and for the nine months ended September 30, 2004, are as follows:

(4)	To record the acquisition of the phone systems for cash
(5)	To record depreciation expense
(6)	To record rental income